                                                                      Exhibit 99
                                                                      ----------


                             THE SAVINGS AND PROFIT
                         SHARING PLAN FOR EMPLOYEES OF
                          WORTHEN BANKING CORPORATION

                       Financial Statements and Schedules

                           December 31, 1993 and 1992

                  (With Independent Auditors' Report Thereon)

                    THE SAVINGS AND PROFIT SHARING PLAN FOR
                    EMPLOYEES OF WORTHEN BANKING CORPORATION

             Index to Financial Statements and Schedules Submitted



Independent Auditors' Report

Financial Statements:
  Statements of Net Assets Available for Plan Benefits -
    December 31, 1993 and 1992
  Statements of Changes in Net Assets Available for Plan Benefits -
    Years ended December 31, 1993 and 1992
  Notes to Financial Statements

                                                                      Number
                                                                      ------

Schedules:
  Item 27a - Schedule of Assets Held for Investment Purposes........    1
  Item 27d - Schedule of Reportable Transactions....................    2

                          INDEPENDENT AUDITORS' REPORT
                          ----------------------------




Worthen Banking Corporation Employee Benefits Committee
The Savings and Profit Sharing Plan for Employees of
   Worthen Banking Corporation:


We have audited the accompanying statements of net assets available for plan benefits of The Savings and Profit Sharing Plan for Employees of Worthen Banking Corporation as of December 31, 1993 and 1992 and the related statements of changes in net assets available for plan benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of The Savings and Profit Sharing Plan for Employees of Worthen Banking Corporation as of December 31, 1993 and 1992, and the changes in net assets available for plan benefits for the years then ended in conformity with generally accepted accounting principles.

Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules of assets held for investment purposes and reportable transactions are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental schedules have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.


                                                      KPMG Peat Marwick



June 10, 1994

                    THE SAVINGS AND PROFIT SHARING PLAN FOR
                    EMPLOYEES OF WORTHEN BANKING CORPORATION

         Statements of Net Assets Available for Plan Benefits (Note 7)

                           December 31, 1993 and 1992





                                                              1993         1992
                                                          ------------  ----------

Investments (note 3):
    U.S. Government Security Fund, at fair value (cost,
       1993 - $2,760,783 and 1992 - $1,735,572)            $ 2,760,783   1,735,572
    Guaranteed Interest Fund, at contract value (cost,
       1993 - $6,163,386 and 1992 - $5,270,793)              6,163,386   5,270,793
    Balanced Fund at fair value (cost, 1993 - $5,124,354
       and 1992 - $3,594,452)                                5,685,710   3,631,834
    S & P 500 Fund at fair value (cost, 1993 - $1,311,185
       and 1992 - $577,294)                                  1,337,537     581,361
    Common stock of Worthen Banking Corporation Fund, at
       fair value (cost, 1993 - $4,553,364 and 1992 -
       $2,687,530)                                           5,619,623   4,773,886
    Participant loans, at unpaid principal balance, which
       approximates fair value                               1,138,718     799,440
    Life Insurance Fund (cost, 1993 - $3,568)                    3,568           -
                                                           -----------  ----------
           Total investments                                22,709,325  16,792,886
                                                           -----------  ----------

Receivables:
    Employer contributions                                     196,702     336,397
    Employee contributions                                     132,680      88,775
    Accrued interest and dividends                              39,017      42,202
                                                           -----------  ----------
                                                               368,399     467,374
                                                           -----------  ----------

Cash                                                            92,768      57,908
                                                           -----------  ----------
           Total assets                                     23,170,492  17,318,168

Excess contributions refundable to participants                 38,076      30,197
                                                           -----------  ----------
           Net assets available for plan benefits          $23,132,416  17,287,971
                                                           ===========  ==========

Net assets available for plan benefits:
    To former participants                                   1,082,830     255,318
    To current participants                                 22,049,586  17,032,653
                                                           -----------  ----------
                                                           $23,132,416  17,287,971
                                                           ===========  ==========

See accompanying notes to financial statements.

                    THE SAVINGS AND PROFIT SHARING PLAN FOR
                    EMPLOYEES OF WORTHEN BANKING CORPORATION

    Statements of Changes in Net Assets Available for Plan Benefits (Note 7)

                     Years ended December 31, 1993 and 1992



                                                      1993          1992
                                                   -----------   ----------

Additions to net assets attributed to:
    Investment income:
       Net appreciation (depreciation) in fair
           value of investments (note 3)           $  (322,161)     904,333
       Interest and dividends                          948,962      759,412
                                                   -----------   ----------
                                                       626,801    1,663,745

    Employee contributions                           6,076,368    2,464,464
    Employer contributions                           1,294,609    1,253,478
                                                   -----------   ----------
               Total additions                       7,997,778    5,381,687
                                                   -----------   ----------

Deductions from net assets attributed to:
    Retirement benefits and withdrawals              2,077,527    1,295,158
    Life insurance premiums (note 4)                    75,806       97,496
                                                   -----------   ----------
               Total deductions                      2,153,333    1,392,654
                                                   -----------   ----------
               Net increase                          5,844,445    3,989,033

Net assets available for plan benefits:
    Beginning of year                               17,287,971   13,298,938
                                                   -----------   ----------
    End of year                                    $23,132,416   17,287,971
                                                   ===========   ==========

See accompanying notes to financial statements.

                    THE SAVINGS AND PROFIT SHARING PLAN FOR
                    EMPLOYEES OF WORTHEN BANKING CORPORATION

                         Notes to Financial Statements

                           December 31, 1993 and 1992



(1) Summary of Significant Accounting Policies
    ------------------------------------------
    The accompanying financial statements have been prepared on the accrual basis and present the net assets available for plan benefits and the changes in net assets available for plan benefits.

    The investments of The Savings and Profit Sharing Plan for Employees of Worthen Banking Corporation ("Plan") have been valued using quoted market prices except for the investments in the Guaranteed Interest Funds and Participant Loans. Guaranteed Interest Fund contracts are valued at contract value which represents contributions made under the contract, plus interest at the contract rate. Participant loans are valued at the unpaid principal balance of the loans which approximates fair value.

(2) Description of Plan
    ------------------
    The following is a brief description of the Plan and is provided for general information purposes only. Participants should refer to the Plan agreement for a more complete description of the Plan's provisions.

    (a) General
        -------
        The Plan is a defined contribution plan. Contributions were first made to the Plan in February 1986. It is subject to the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA").

    (b) Participation in the Plan
        -------------------------
        Any employee of Worthen Banking Corporation ("Company") and its subsidiaries (collectively "Employer") who is a full-time employee or following the completion of a "year of service" if not full-time is eligible for participation in the Plan.

    (c) Contributions
       --------------
       Each participant may defer from one to fifteen percent of his or her compensation by electing to contribute that amount to the Plan. The contribution is fully vested and not subject to forfeiture for any reason.

       The Plan requires the Employer to make a matching contribution equal to fifty percent of each participant's matchable deferred compensation, which is that portion of deferred compensation which does not exceed six percent of total compensation. The Employer must also make a stock bonus contribution equal to ten percent of matchable deferred compensation. The stock bonus contribution may consist of the Company's common stock or cash to be used exclusively to purchase such stock.

                                                                     (Continued)

                    THE SAVINGS AND PROFIT SHARING PLAN FOR
                    EMPLOYEES OF WORTHEN BANKING CORPORATION

                         Notes to Financial Statements



    The Plan also provides for a discretionary profit sharing contribution. The amount, if any, of this contribution is determined solely by the Company's Board of Directors and is allocated to all employees eligible to participate in the Plan.

    All contributions except the Employer stock bonus contribution are invested as directed by participants in one or more of six investment options: a government securities fund, a guaranteed interest fund, a balanced fund, the Company's common stock, whole life insurance, and Standard & Poor's 500 stock index fund.

  (d) Benefits and Forfeitures
      ------------------------
      All amounts credited to a participant's account, including employee and employer contributions together with investment earnings thereon can be withdrawn only in a lump sum payment upon his or her normal retirement or death. For earlier distributions, a participant receives only vested amounts. All contributions made by participants and the employer's stock bonus contribution, together with related investment earnings, are immediately fully vested. Other employer contributions and related investment earnings vest as follows: twenty percent after one year, increasing twenty percent per year thereafter until fully vested after five years.

      All amounts forfeited are first used to reinstate, in certain circumstances, previously forfeited benefits for employees who had a break in service, then, to reduce Employer contributions.

  (e) Termination of Plan
      -------------------
      Although it has not expressed any intent to do so, the Company has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions of ERISA. Upon termination of the Plan, all amounts credited to participants' accounts become fully vested and not subject to forfeiture. The Company may then direct either a complete distribution of plan assets or a continuation of the trust with benefits distributed as they would have been had the Plan not been terminated.

  (f) Plan Administration
      -------------------
      The Plan is administered on behalf of participants by the Company's employee benefit committee, to which members are appointed by the Company's Board of Directors.



                                                                     (Continued)

                    THE SAVINGS AND PROFIT SHARING PLAN FOR
                    EMPLOYEES OF WORTHEN BANKING CORPORATION

                         Notes to Financial Statements



  (g) Participant Loans
      -----------------

      The Plan permits participants to borrow against the plan up to 45% of their vested account balances. Such loans bear interest at the Company's prime lending rate on the date the application is received from the participant. Loans for other than the purchase of a principal residence are repayable over a maximum of 5 years through biweekly payroll deductions. Loans for the purchase of a principal residence are repayable over a maximum of 10 years, also through bi-weekly payroll deductions. Participant loans are reported as investments in the statement of net assets available for plan benefits.

(3) Investments
    -----------
    The Plan's investments are held by the plan trustee (note 5). The following table presents the fair/contract value of these investments by investment option categories.

                                                   December 31, 1993           December 31, 1992
                                                 ----------------------      ----------------------
                                                                Fair/                        Fair/
                                                   Units/     contract         Units/      contract
            Description                            shares      value           shares        value
            -----------                          ---------   ----------      ---------    ----------
U. S. Government Security Fund -
  Treasury Obligations Fund                      2,760,783   $2,760,783 (a)  1,735,572    $1,735,572 (a)
                                                 =========   ==========      =========    ==========
Guaranteed Interest Fund:
    New York Life Insurance Company
      Guaranteed Interest Contracts:
         8.25% interest, due 12-31-92                -            -            725,065       725,065
         8.55% interest, due 7-3-93                  -            -            329,857       329,857
         7.70% interest, due 1-3-94              2,140,443    2,140,443 (a)  2,356,152     2,356,152 (a)
         5.45% interest, due 1-3-95              1,613,209    1,613,209 (a)  1,958,783     1,958,783 (a)
         5.05% interest, due 12-31-95            2,330,910    2,330,910 (a)      -             -
  Federated Treasury Obligations Fund               78,824       78,824          -             -
  Cash overdraft                                     -            -              -           (99,064)
                                                 =========   ----------      =========    ----------
                                                             $6,163,386                   $5,270,793
                                                             ==========                   ==========

                                                                     (Continued)

                    THE SAVINGS AND PROFIT SHARING PLAN FOR
                    EMPLOYEES OF WORTHEN BANKING CORPORATION

                         Notes to Financial Statements

                                                    December 31, 1993            December 31, 1992
                                                 ----------------------        -----------------------
                                                               Fair/                          Fair/
                                                   Units/     contract         Units/       contract
      Description, continued                       shares      value           shares         value
      ----------------------                     ---------   ----------        --------     ----------
Balanced Fund:
 Federated Intermediate Government
   Trust                                              -           -           138,267       1,447,652 (a)
 Federated Treasury Obligations
   Fund                                            280,463      280,463        88,963          88,963
 Federated Index Max-Cap Fund                         -           -           145,312       1,658,005 (a)
 Fidelity Asset Manager Account                    350,990    5,405,247 (a)      -              -
 Federated International Fund                         -           -            15,552         216,328
 Federated Growth Trust Fund                          -           -             4,886         111,943
 Federated Mini-Cap Fund                              -           -             9,979         110,970
 Cash overdraft                                       -           -              -             (2,027)
                                                 =========   ----------       =======      ----------
                                                             $5,685,710                    $3,631,834
                                                             ==========                    ==========

S & P 500 Fund:
 Federated Treasury Obligations
   Fund                                             65,159       65,159        18,034          18,034
 Federated Max-Cap Fund                            107,374    1,272,378 (a)    49,371         563,327
                                                 =========   ----------       =======      ----------
                                                             $1,337,537                    $  581,361
                                                             ==========                    ==========

Common stock Fund:
 Federated Treasury Obligations
   Fund                                             36,202       36,202          -              -
 Worthen Banking Corporation                       252,358    5,583,421 (a)   184,498       4,773,886
                                                 =========   ----------       =======      ----------
                                                             $5,619,623                    $4,773,886 (a)
                                                             ==========                    ==========

Life Insurance Fund - Federated
 Treasury Obligations Fund                           3,568   $    3,568          -         $    -
                                                 =========   ==========       =======      ==========

Participant loans (8.0% - 11.0% interest)                    $1,138,718 (a)                $  799,440
                                                             ==========                    ==========

(a) Investment is 5% or more of Plan's net assets.

                                                                     (Continued)

                    THE SAVINGS AND PROFIT SHARING PLAN FOR
                    EMPLOYEES OF WORTHEN BANKING CORPORATION

                         Notes to Financial Statements



  During 1993 and 1992 the Plan's investments (including investments bought and sold, as well as held during the year) appreciated (depreciated) in value as follows:

                                          1993         1992
                                          ----         ----

    Guaranteed Interest Fund            $       -         (79)
    Balanced Fund                         598,290     (88,514)
    Common stock of Worthen Banking
      Corporation Fund                   (946,641)  1,002,389
    S & P 500 Fund                         26,190      (9,463)
                                        ---------   ---------
                                        $(322,161)    904,333
                                        =========   =========

(4) Purchase of Insurance Contracts
    -------------------------------

    Participants may direct, subject to limitations contained in the Plan, that contributions be used to purchase life insurance contracts. The participants' accounts are debited for any insurance or annuity premiums and credited with any dividends received on their respective insurance contracts. The cash value of the insurance contracts are not included in the Plan's net assets available for plan benefits.

(5) Parties-in-Interest
    -------------------

    Worthen Trust Company, Inc. ("WTC"), a subsidiary of the Company, serves as trustee of the plan. All fees related to the administration of the plan for 1993 and 1992 were waived by WTC. All investment transactions during the year were made by WTC. Therefore, all investment transactions that took place during the year were with parties-in-interest.

(6) Federal Income Taxes
    --------------------

    The Internal Revenue Service has determined and informed the Company by letter dated May 3, 1993, that the Plan is qualified under Sections 401(a) and 401(k) and tax exempt under Section 501(a) of the Internal Revenue Code.

(7) Programs Available for Participants
    -----------------------------------

    Amounts relating to the assets, liabilities and net assets available for plan benefits by programs available to participants at December 31, 1993 and 1992 and amounts relating to the changes in net assets available for plan benefits by programs available to participants for the years ended December 31, 1993 and 1992 are as follows:



                                                                     (Continued)

                    THE SAVINGS AND PROFIT SHARING PLAN FOR
                    EMPLOYEES OF WORTHEN BANKING CORPORATION

                         Notes to Financial Statements





                                                                            December 31, 1993
                                      -------------------------------------------------------------------------------------------

                                                                                    Common stock
                                          U.S.                                       of Worthen
                                      Government   Guaranteed               S&P        Banking                    Life
                                       Security     Interest  Balanced      500      Corporation   Participant  Insurance
                                         Fund         Fund      Fund        Fund         Fund         Loans       Fund      Total
                                      ----------   ---------- --------      ----     -----------   -----------  ---------   -----
Investments                           $2,760,783   6,163,386  5,685,710   1,337,537    5,619,623    1,138,718      3,568  22,709,325

Receivables:
  Employer contributions                  30,480      39,817     36,364      18,992       71,049        -           -        196,702

  Employee contributions                  11,810      29,175     28,063      16,917       42,881        -          3,834     132,680

  Accrued interest and
     dividends                             6,666      32,177         71          20           54        -             29      39,017

Cash                                      47,139      18,418     14,388       5,064        7,759        -           -         92,768
                                      ----------   ---------  ---------   ---------    ---------  -----------    -------  ----------
     Total assets                      2,856,878   6,282,973  5,764,596   1,378,530    5,741,366    1,138,718      7,431  23,170,492


Excess contributions refundable
  to participants                          2,045       6,813     18,852       6,828        3,538        -           -        38,076
                                      ----------   ---------  ---------   ---------    ---------  -----------    -------  ----------

     Net assets available
        for plan benefits             $2,854,833   6,276,160  5,745,744   1,371,702    5,737,828    1,138,718      7,431  23,132,416
                                      ==========   =========  =========   =========    =========  ===========    =======  ==========

                                                                                                                         (Continued)


                    THE SAVINGS AND PROFIT SHARING PLAN FOR
                    EMPLOYEES OF WORTHEN BANKING CORPORATION

                         Notes to Financial Statements

                                                                        December 31, 1992
                                   -----------------------------------------------------------------------------------------------
                                                                                   Common stock
                                       U.S.                                         of Worthen
                                    Government  Guaranteed                S&P        Banking                   Life
                                    Security     Interest   Balanced      500      Corporation  Participant  Insurance
                                      Fund         Fund       Fund        Fund         Fund        Loans       Fund       Total
                                   -----------  ----------  ---------  ----------  -----------  -----------  ---------  ----------
Investments                         $1,735,572   5,270,793  3,631,834     581,361    4,773,886      799,440      -      16,792,886
Receivables:
  Employer contributions                71,642      76,890     67,786      26,624       93,455       -           -         336,397
  Employee contributions                10,638      22,965     19,347       7,295       24,296       -           4,234      88,775
  Accrued interest and
    dividends                            4,550      30,986      6,666        -           -           -           -          42,202
Cash                                     9,463        -         -          14,064       34,381       -           -          57,908
                                    ----------   ---------  ---------     -------    ---------  -----------  ---------  ----------
    Total assets                     1,831,865   5,401,634  3,725,633     629,344    4,926,018      799,440      4,234  17,318,168

Excess contributions refundable
  to participants                        2,557       5,802      7,652       2,357       11,829       -           -          30,197
                                    ----------   ---------  ---------     -------    ---------  -----------  ---------  ----------
    Net assets available
      for plan benefits             $1,829,308   5,395,832  3,717,981     626,987    4,914,189      799,440      4,234  17,287,971
                                    ==========   =========  =========     =======    =========  ===========  =========  ==========

                                                                                                                         (Continued)

                    THE SAVINGS AND PROFIT SHARING PLAN FOR
                    EMPLOYEES OF WORTHEN BANKING CORPORATION

                         Notes to Financial Statements



                                                                  Year ended December 31, 1993
                              ----------------------------------------------------------------------------------------------------
                                                                               Common stock
                                 U.S.                                           of Worthen
                              Government   Guaranteed                   S&P       Banking                      Life
                               Security     Interest    Balanced        500     Corporation    Participant  Insurance
                                 Fund         Fund        Fund          Fund        Fund          Loans        Fund       Total
                              ----------   ----------   --------     ---------  -----------    -----------  ---------   ----------
Additions to net assets
 attributed to:
  Investment income:
       Net appreciation
        (depreciation)        $    -            -         598,290       26,190      (946,641)        -           -        (322,161)
       Interest and
        dividends                 66,848      357,989     339,220       61,286        46,075        77,507         37      948,962
                              ----------    ---------   ---------    ---------     ---------     ---------     ------   ----------
                                  66,848      357,989     937,510       87,476      (900,566)       77,507         37      626,801

  Employee contributions       1,931,149      942,285   1,429,411      717,007       967,755         -         88,761    6,076,368
  Employer contributions         129,547      254,317     218,790      118,243       573,712         -           -       1,294,609
                              ----------    ---------   ---------    ---------     ---------     ---------     ------   ----------
           Total additions     2,127,544    1,554,591   2,585,711      922,726       640,901        77,507     88,798    7,997,778
                              ----------    ---------   ---------    ---------     ---------     ---------     ------   ----------

Deductions from net assets:
  Retirement benefits            862,176      545,664     283,050       96,088       259,030        31,519       -       2,077,527
  Life insurance premiums          -            -           -            -             -             -         75,806       75,806
                              ----------    ---------   ---------    ---------     ---------     ---------     ------   ----------
           Total deductions      862,176      545,664     283,050       96,088       259,030        31,519     75,806    2,153,333
                              ----------    ---------   ---------    ---------     ---------     ---------     ------   ----------
Net increase                   1,265,368    1,008,927   2,302,661      826,638       381,871        45,988     12,992    5,844,445
Transfers, net                  (239,843)    (128,599)   (274,898)     (81,923)      441,768       293,290     (9,795)       -
Net assets available for
  plan benefits:
     Beginning of year         1,829,308    5,395,832   3,717,981      626,987     4,914,189       799,440      4,234   17,287,971
                              ----------    ---------   ---------    ---------     ---------     ---------     ------   ----------
     End of year              $2,854,833    6,276,160   5,745,744    1,371,702     5,737,828     1,138,718      7,431   23,132,416
                              ==========    =========   =========    =========     =========     =========     ======   ==========

                                                                                                                        (Continued)

                    THE SAVINGS AND PROFIT SHARING PLAN FOR
                    EMPLOYEES OF WORTHEN BANKING CORPORATION

                         Notes to Financial Statements



                                                                   Year ended December 31, 1992
                                --------------------------------------------------------------------------------------------------
                                                                                  Common stock
                                    U.S.                                           of Worthen
                                Government     Guaranteed                S&P        Banking                      Life
                                 Security       Interest     Balanced    500      Corporation   Participant   Insurance
                                   Fund           Fund         Fund      Fund         Fund         Loans         Fund        Total
                                ----------     ----------    --------    ----     -----------   -----------   ---------      -----
Additions to net assets
 attributed to:
     Investment income:
           Net appreciation
             (depreciation)      $     -             (79)    (88,514)    (9,463)    1,002,389         -            -         904,333

           Interest and
            dividends                60,048      359,164     205,024     47,518        25,808       61,850         -         759,412
                                 ----------    ---------   ---------    -------     ---------      -------      -------   ----------
                                     60,048      359,085     116,510     38,055     1,028,197       61,850         -       1,663,745

     Employee contributions         417,468      649,866     554,158    216,150       510,439         -         116,383    2,464,464

     Employer contributions         173,711      264,110     257,031    107,436       451,190         -            -       1,253,478

                                 ----------    ---------   ---------    -------     ---------      -------      -------   ----------
             Total additions        651,227    1,273,061     927,699    361,641     1,989,826       61,850      116,383    5,381,687
                                 ----------    ---------   ---------    -------     ---------      -------      -------   ----------


Deductions from net assets:
  Retirement benefits               203,446      692,285     181,877     60,629       111,848       45,073                 1,295,158
  Life insurance premiums              -            -           -          -             -            -          97,496       97,496
                                 ----------    ---------   ---------    -------     ---------      -------      -------   ----------
             Total deductions       203,446      692,285     181,877     60,629       111,848       45,073       97,496    1,392,654
                                 ----------    ---------   ---------    -------     ---------      -------      -------   ----------
Net increase                        447,781      580,776     745,822    301,012     1,877,978       16,777       18,887    3,989,033

Transfers, net                     (189,725)    (325,594)    (13,833)    30,452       293,926      222,897      (18,123)       -

Net assets available for
  plan benefits:
     Beginning of year            1,571,252    5,140,650   2,985,992    295,523     2,742,285      559,766        3,470   13,298,938
                                 ----------    ---------   ---------    -------     ---------      -------      -------   ----------
     End of year                 $1,829,308    5,395,832   3,717,981    626,987     4,914,189      799,440        4,234   17,287,971
                                 ==========    =========   =========    =======     =========      =======      =======   ==========



                                                                     SCHEDULE 1
                                                                     ----------

                    THE SAVINGS AND PROFIT SHARING PLAN FOR
                    EMPLOYEES OF WORTHEN BANKING CORPORATION

           Item 27a - Schedule of Assets Held for Investment Purposes

                               December 31, 1993



                                                                                     Current/
                                                                                     contract
        Issuer or Borrower            Description of Investment            Cost        value
        ------------------            -------------------------            ----      --------
 Federated Investors                  Treasury Obligations Fund,
                                      3,224,999 units                  $ 3,224,999   3,224,999
                                      Max-Cap Fund, 107,374 units        1,246,026   1,272,378
 Fidelity Investments Institutional
   Services Company                   Asset Manager Account, 350,990
                                      units                              4,843,891   5,405,247

 New York Life Insurance Company      Guaranteed Interest Contracts:
                                        7.70% interest, due 1-3-94       2,140,443   2,140,443
                                        5.45% interest, due 1-3-95       1,613,209   1,613,209
                                        5.05% interest, due 12-31-95     2,330,910   2,330,910

*Worthen Banking Corporation          Common stock, 252,358 shares       4,517,162   5,583,421

 Participant loans                    8.00% - 11.00% interest            1,138,718   1,138,718
                                                                       -----------  ----------
                                                                       $21,055,358  22,709,325
                                                                       ===========  ==========

*Party-in-interest

See accompanying independent auditors' report.

                                                                      SCHEDULE 2
                                                                      ----------

                    THE SAVINGS AND PROFIT SHARING PLAN FOR
                    EMPLOYEES OF WORTHEN BANKING CORPORATION

                 Item 27d - Schedule of Reportable Transactions

                          Year ended December 31, 1993



                                                                                       Expenses               Current value
                                                                                       incurred                of asset on
                                                      Purchase     Selling    Lease      with       Cost of    transaction  Net gain
Identity of party involved   Description of asset      price        price     rental  transaction    asset        date       (loss)
- - ---------------------------  --------------------     --------     -------    ------  -----------   -------    -----------  --------
 Federated Investors         Treasury obligations
                               Fund:
                                 Bought             $14,035,371       -          -         -      14,035,371    14,035,371      -
                                 Sold                    -        12,751,542     -         -      12,751,542    12,751,542      -

                             Max-Cap Fund                -         1,769,914     -         -       1,741,692     1,769,914   28,222

                             Intermediate
                               Government
                               Trust Fund                -         1,451,800     -         -       1,429,871     1,451,800   21,929


 Fidelity Investments
   Institutional Services
   Company                   Asset Manager
                               Account                5,444,290       -          -         -       5,444,290     5,444,290      -

 New York Life Insurance
   Company                   Guaranteed Interest
                               Contract, 5.05%,
                               due 12-31-95           2,601,092       -          -         -       2,601,092     2,601,092      -

*Worthen Banking
   Corporation               Common stock             2,126,487       -          -         -       2,126,487     2,126,487      -

* Party-in-interest

See accompanying independent auditors' report.